Effective November 15, 1999

                                                  Exhibit 3(a)

                      AMENDED AND RESTATED
                    ARTICLES OF INCORPORATION
                               OF

                    ENTERGY NEW ORLEANS, INC.

      FIRST: The name of the Corporation shall be "ENTERGY NEW ORLEANS, INC.", and said Corporation shall have, possess and exercise all the rights, powers, privileges, immunities and franchises of the corporations, parties hereto, and shall be subject to all the duties and obligations of said respective corporations; it shall have, enjoy and be possessed of all of the property, real, personal and mixed, of every kind and nature, owned, possessed and enjoyed by or for said corporations, parties hereto; it shall have power to issue bonds and dispose of the same, in such form and denominations and bearing such interest as the Board of Directors may determine, and to secure payment thereof by mortgage of every and all of the property, franchises, rights, privileges and immunities of said Corporation at the time of the consolidation acquired or thereafter to be acquired and of the companies, parties hereto; to do all acts and things which said companies so consolidated or any of them might have done previous to said consolidation, and the further right to consolidate with any other street railway company, electric company or gas light company, or any other consolidated company.

     SECOND: Said Corporation, "ENTERGY NEW ORLEANS, INC.", under its said corporate name, shall have power and authority to have and enjoy perpetual corporate existence and succession from and after the date hereof; to contract, sue and be sued; to make and use a corporate seal and the same to break or alter at pleasure; to hold, receive, lease, purchase and convey, as well as mortgage, hypothecate and pledge property, real, personal and mixed, corporeal and incorporeal; to name and appoint such managers, agents, directors and officers as its business, interests or convenience may require; and to make and establish, as well as alter and amend from time to time such by-laws, rules and regulations for the proper conduct, management and regulation of the affairs of said Corporation as may be necessary and proper; and to have, possess and enjoy all rights, powers, privileges, franchises and immunities now or hereafter authorized by law.

     THIRD: The Domicile of said Corporation shall be in the City of New Orleans, State of Louisiana, and all citations or other legal process shall be served upon those individuals as identified by resolution of the Board of Directors of the Corporation.

      FOURTH: The objects and purposes for which this Corporation is established to engage in any lawful activity for which corporations may be formed under the Business Corporation Law of Louisiana.

     FIFTH: The amount of the capital stock of the Corporation shall be Seventy-seven Million Four Hundred Nine Thousand Eight Hundred Dollars ($77,409,800), together with the aggregate par value of capital stock issued after September 1, 1969, by this Corporation as hereinafter provided.

     The total authorized number of shares of capital stock that may be issued by the Corporation shall be 10,347,798 shares, of which 10,000,000 shares shall have a par value of $4 per share and 347,798 shares shall have a par value of $l00 per share.

     The shares of capital stock hereby authorized to be issued shall be divided among the following classes:

          10,000,000 shares of $4 par value per share shall be Common Stock;

          77,798  shares of $100 par value per share shall  be  4
     3/4% Preferred Stock (hereinafter sometimes referred to as the "4 3/4% Preferred Stock"); and

          270,000 shares of $100 par value per share shall be Preferred Stock (which, together with such additional shares thereof as may be hereafter authorized, is hereinafter sometimes referred to as the "Preferred Stock").

      The term "preferred stock" as used herein shall include the 4 3/4% Preferred Stock, the Preferred Stock and any other class of stock having a preference over the Common Stock as to dividends, distribution of assets, or in liquidation, dissolution or winding up.

      Except as otherwise in this Article FIFTH provided and to the extent not prohibited by law, the Corporation may acquire funds for, or otherwise effect, the redemption or purchase of any of its shares through the issuance or sale of any of its stocks, bonds, or other securities.

     Stocks of the Corporation, whether authorized herein or upon any subsequent increase of the number of shares of capital stock, may be issued by the Board of Directors of the Corporation from time to time for such consideration permitted by law as may be fixed from time to time by the Board of Directors, and general authority to the Board of Directors so to fix such consideration is hereby and herein granted; provided, however, that stock having a par value may not be issued for less than the par value thereof; and provided further, that such consideration may be in the form of money paid, labor done, or property actually received by the Corporation.

      No holder of any stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of any unissued stock of the Corporation, or of any additional stock of any class, to be issued by reason of any increase of the authorized capital stock, or of the number of shares of the Corporation, or of bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, but any such unissued stock or any such additional authorized issues of new stock, or of securities convertible into stock, may be issued and disposed of by the Board of Directors to such persons, firms, corporations, or associations, and upon such terms as the Board of Directors may, in their discretion, determine, without offering to the stockholders then of record, or to any class of stockholders, any thereof, on the same terms or on any terms.

      The preferred stock shall not entitle any holder thereof to vote at any meeting of stockholders or election of the Corporation or otherwise to participate in any action taken by the Corporation or its stockholders, but all the voting power shall be vested in the holders of the Common Stock, except as otherwise in this Article FIFTH provided. Each stockholder shall be entitled to one vote for each share of Common Stock of the Corporation standing in his name on the books of the Corporation.

     Except as otherwise in this Article FIFTH provided, upon the vote of a majority of the total number of shares of stock then issued and outstanding, and entitled to vote, as herein provided, or upon such larger vote as may be required by law, this agreement may be amended from time to time so as to permit the Corporation to create or authorize one or more other classes of stock with such preferences, designations, rights, privileges, voting powers, including votes on proceedings prescribed by statute, and subject to such restrictions, limitations and qualifications with respect to voting and otherwise as may be determined by said vote, which may be the same or different from the preferences, designations, rights, privileges, voting powers, restrictions, limitations and qualifications with respect to voting or otherwise of the classes of stock of the Corporation then authorized. Any such vote and amendment may authorize any shares of any class then authorized but unissued to be issued as shares of such new class or classes.

      Except as otherwise in this Article FIFTH provided, the Board of Directors of the Corporation may at any time authorize the conversion or exchange of the whole or any particular share of the outstanding preferred stock of any class, with the consent of the holder thereof, into or for stock of any other class which at the time of such consent is authorized but unissued, and may fix the terms and conditions upon which such conversion or exchange may be made; provided that, without the consent of the holders of record of two-thirds of the shares of Common Stock outstanding given at a meeting of the holders of the Common Stock called and held as provided by the By-Laws or given in writing without a meeting as authorized by law, the Board of Directors shall not authorize the conversion or exchange of any preferred stock of any class into or for Common Stock or authorize the conversion or exchange of any preferred stock of any class into or for preferred stock of any other class, if by such conversion or exchange the amount which the holders of the shares of stock so converted or exchanged would be entitled to receive either as dividends or shares in distribution of assets in preference to the Common Stock would he increased.

      Except as otherwise in this Article FIFTH provided, any class of stock may be increased at any time upon vote of the holders of two-thirds (or such smaller number, not less than a majority, as may be permitted by law) of the shares of the Corporation then issued and outstanding and entitled to vote thereon; provided, however, that so long as any share of the 4 3/4% Preferred Stock remains outstanding, the amount to which the capital stock of the Corporation may be increased is Two Hundred Million Dollars ($200,000,000).

      Except as otherwise in this Article FIFTH provided, the Corporation from time to time may resell any of its own stock, purchased or otherwise acquired by it as hereinafter provided for, at such price permitted by law as may be fixed by its Board of Directors or Executive Committee.

                               I.

      The designations, voting powers, preferences, dividend and redemption rights (including votes on proceedings prescribed by statute), and other relative rights or restrictions, limitations and qualifications of the 4 3/4% Preferred Stock having a par value of $100 per share shall be as follows:

           (1) The holders of the 4 3/4% Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the surplus of the Corporation as provided by law, cumulative preferred dividends at the rate of 4 3/4% per annum from July 1, 1944, and no more, payable quarterly on the first days of January, April, July and October of each year, before any dividends shall be declared or paid upon or set apart for the Common Stock of the Corporation. Such cumulative preferred dividends shall accrue on each share from the quarterly dividend payment date next preceding the date of the original issue of such share, unless such stock shall be issued on a quarterly dividend payment date, and, in such case, from said date. The first quarterly dividend shall be payable on October 1, 1944, and shall be cumulative from July 1, 1944.

          (2) No dividends shall be declared at any time upon the Common Stock of the Corporation unless all accumulated and unpaid dividends upon the outstanding 4 3/4% Preferred Stock shall have been declared and shall have been paid in full or a sum sufficient for payment thereof shall have been set aside for that purpose from said surplus of the Corporation, in which event dividends may be declared by the Board of Directors on the Common Stock out of said surplus of the Corporation, subject to the rights of any other class of stock then outstanding. The term "accumulated and unpaid dividends" as used herein with respect to the 4 3/4% Preferred Stock shall mean dividends on all the outstanding 4 3/4% Preferred Stock from the respective dates from which such dividends accumulate to the date as of which accumulated and unpaid dividends are being determined, less the aggregate of dividends theretofore declared and paid or set apart for payment upon such outstanding 4 3/4% Preferred Stock.

           (3) The 4 3/4% Preferred Stock may be called for redemption in whole or in part at any time at the option of the Board of Directors by mailing notice thereof to the holders of record of the shares to be redeemed at least thirty (30) days prior to the date fixed for redemption, and such shares may be then redeemed by paying, for each share so called, an amount equal to all accumulated and unpaid dividends thereon to the date fixed for such redemption, plus One Hundred Eleven and 50/100 Dollars ($111.50) per share as to any shares redeemed prior to July 1, 1954, and One Hundred Five Dollars ($105.00) per share as to any shares redeemed on July 1, 1954, and thereafter. In case of the redemption of part only of the 4 3/4% Preferred Stock at the time outstanding, the Corporation shall select by lot, or in such other manner as the Board of Directors may determine, the shares so to be redeemed, provided that there shall be no obligation to redeem less than a whole share. Notice of the intention of the Corporation to redeem the 4 3/4% Preferred Stock shall be mailed not less than thirty
     (30) days before the date of redemption to each holder of record of 4 3/4% Preferred Stock to be redeemed at his post office address appearing upon the books of the Corporation, and upon the deposit of the aggregate redemption price (or the portion thereof not already paid in the redemption of shares so to be redeemed) with any national bank or trust company in the City of New York or in the City of New Orleans, named in such notice, payable in the amounts aforesaid to the respective orders of the record holders of the 4 3/4% Preferred Stock so to be redeemed on endorsement and surrender of their certificates; said holders shall, at the time fixed in such notice for such redemption, cease to be stockholders with respect to said shares and from and after the making of such deposit, said holders shall have no interest in or claim against the Corporation with respect to said shares and shall be entitled only to receive said moneys from said bank or trust company without interest.

           (4) In the case of any distribution of any assets of the Corporation in repayment in whole or in part of any outstanding shares of its capital stock, whether upon dissolution of the Corporation or liquidation or sale of any or all of its assets or otherwise, except in case of redemption as hereinbefore provided, there shall be paid to the holders of the 4 3/4% Preferred Stock (a) in case such dissolution, liquidation or sale shall be voluntary, One Hundred Five Dollars ($105) per share and (b) in case such dissolution, liquidation or sale shall be involuntary, One Hundred Dollars ($100) per share, plus in each case an amount equal to all accumulated and unpaid dividends thereon before any sum shall be paid to, or any assets distributed among, the holders of the Common Stock, and after such payment to the holders of the 4 3/4% Preferred Stock, all remaining assets and funds shall be distributed among the holders of the Common Stock of the Corporation subject to the rights of any other class of stock then outstanding.

          (5) The holders of the 4 3/4% Preferred Stock shall not be entitled to any payment by way of dividends or otherwise, or have any rights in the property of the Corporation or in the distribution thereof, other than as is specifically provided in the preceding paragraphs with respect to the 4 3/4% Preferred Stock.

           (6) No holder of any of the 4 3/4% Preferred Stock shall be entitled to vote at any election of directors or, except as otherwise required by statute, on any other matter submitted to the stockholders, provided that, if and whenever four (4) quarter-yearly dividends payable on any part of the 4 3/4% Preferred Stock shall be accumulated and unpaid, the holders of the 4 3/4% Preferred Stock as a class shall thereafter at all elections of directors have the exclusive right to elect the smallest number of directors of the Corporation which shall constitute a majority of the authorized number of directors, and the holders of the Common Stock of the Corporation as a class shall have the exclusive right to elect the remaining number of directors of the Corporation, which right of the holders of the 4 3/4% Preferred Stock, however, shall cease when all accumulated and unpaid dividends on the 4 3/4% Preferred Stock shall have been paid in full, or provision shall have been made for such payment; and provided further, that if and when the surplus of the Corporation, out of which dividends might lawfully be declared, is in excess of such accumulated and unpaid dividends, then the declaration and payment of such dividends shall not be unreasonably withheld. The terms of office of all persons who may be directors of the Corporation at the time when the right to elect a majority of the directors shall accrue to the 4 3/4% Preferred Stockholders, as herein provided, shall terminate upon the election of their successors at the next annual meeting of the stockholders or at an earlier special meeting of the stockholders held as hereinafter provided. Such special meeting shall be held at any time after the accrual of such voting power, upon notice similar to that provided in the Consolidation Agreement and/or the By-Laws of the Corporation for annual and all other stockholders' meetings, which notice shall be given at the request in writing of the holders of not less than ten per centum (10%) of the number of shares of the then outstanding 4 3/4% Preferred Stock, addressed to the Secretary of the Corporation at its principal business office. Upon the termination of such exclusive right of the holders of the 4 3/4% Preferred Stock to elect a majority of the directors of the Corporation, the terms of office of all the directors of the Corporation shall terminate upon the election of their successors at the next annual meeting of the stockholders or at an earlier special meeting of the stockholders held as hereinafter provided. Such special meeting shall be held at any time after the termination of such right of the 4 3/4% Preferred Stockholders to elect a majority of the directors, upon notice similar to that provided in the Articles of Incorporation and/or the By-Laws of the Corporation for annual and all other stockholders' meetings, which notice shall be given at the request in writing of the holders of not less than ten per centum (10%) of the number of shares of the then outstanding Common Stock, addressed to the Secretary of the Corporation at its principal office.

           (7) So long as any share of the 4 3/4% Preferred Stock remains outstanding, the consent or authorization of the holders of at least a majority of the outstanding shares of the 4 3/4% Preferred Stock then outstanding, voting as a class (given at a meeting called for that purpose), shall be necessary for effecting or validating any of the following:

                (a) The issuance of any additional shares of 4 3/4% Preferred Stock, or of any other class of stock ranking prior to or on a parity with the 4 3/4% Preferred Stock as to dividends or other distributions,
          (i) unless the net earnings of the Corporation available for dividends on the 4 3/4% Preferred Stock, determined in accordance with generally-accepted accounting practices, for any twelve (12) consecutive calendar months' period within the fifteen (15) calendar months preceding the month within which the additional shares are to be issued, shall have been at least twice the dividend requirements for a twelve (12) month period upon the entire amount of 4 3/4% Preferred Stock and all such other stock ranking prior to or on a parity with the 4 3/4% Preferred Stock as to dividends or other distributions to be outstanding immediately after the proposed issue of such additional shares, and
          (ii) unless the aggregate of the capital of the Corporation applicable to the Common Stock and the surplus of the Corporation shall be not less than the amount payable upon involuntary dissolution to the holders of the 4 3/4% Preferred Stock and such other stock to be outstanding immediately after the proposed issue of such additional shares.

                (b) The issuance by the Corporation of any unsecured notes, debentures or other securities representing unsecured indebtedness, or the assumption of any such unsecured securities, for purposes other than the refunding of outstanding unsecured securities theretofore issued or assumed by the Corporation or the redemption or other retirement of all outstanding shares of the 4 3/4% Preferred Stock, or of any other class of stock ranking prior to or on a parity with the 4 3/4% Preferred Stock as to dividends or other distributions, if immediately after such issue or assumption the total principal amount of all such unsecured securities issued or assumed by the
          Corporation and then outstanding would exceed ten per centum (10%) of the aggregate of (i) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by the Corporation and then outstanding, plus (ii) the capital and surplus of the Corporation as then stated on its books of account.

               (c) The merger or consolidation of the Corporation with or into any other corporation or corporations, unless such merger or consolidation, or the issuance and assumption of all securities to be issued or assumed in connection with such merger or consolidation, shall have been ordered, approved, or permitted by the Securities and Exchange Commission (or by any succeeding regulatory authority of the United States of America having jurisdiction in the premises) under the provisions of the Public Utility Holding Company Act of 1935, as amended, or exempted by said Commission from the requirements of said Act, provided that the provisions of this clause (c) shall not apply to the purchase or other acquisition by the Corporation of franchises or assets of another corporation in any manner which does not involve a merger or consolidation.

          (8) Notwithstanding any other provision of this Article FIFTH, the consent or authorization of the holders of at least two-thirds of the total number of shares of 4 3/4% Preferred Stock at the time outstanding shall be necessary to authorize the creation of any class of stock which would be preferred as to assets or dividends over the 4 3/4% Preferred Stock, or to amend the Articles of Incorporation so as to change the express terms and provisions of the 4 3/4% Preferred Stock then outstanding in any manner substantially prejudicial to the holders thereof.

                               II

     The Preferred Stock shall be issuable in one or more series from time to time and the shares of each series shall have the same rank and be identical with each other and shall have the same relative rights, except with respect to amounts payable on voluntary liquidation as specified in Section (F) below and to the following characteristics:

          (a) The number of shares to constitute each such series and the distinctive designation thereof;

          (b) The annual rate or rates of dividends payable on shares of such series, the dates on which dividends shall be paid in each year, and the date from which such dividends shall commence to accumulate:

          (c) The amount or amounts payable upon redemption thereof; and

          (d)  The  terms and amount of sinking fund requirements
     (if any) for the purchase or redemption of each series of the Preferred Stock other than the initial series and the second series of the Preferred Stock;

     which different characteristics of clauses (a), (b), (c), and (d) above are set forth below.

     The initial series of the Preferred Stock shall:

          (a)  consist of 60,000 shares and be designated  "4.36%
     Preferred Stock";

          (b) have a dividend rate of Four and 36/100 Dollars ($4.36) per share per annum payable quarterly on January 1, April 1, July 1 and October 1 of each year; such dividends shall accumulate on each share from the quarterly dividend payment date next preceding the date of the original issue of such share, unless such stock shall be issued on a quarterly dividend payment date and in such case from said date. The first quarterly dividend shall be payable on April 1, 1956, and shall be cumulative from January 1, 1956; and

          (c) be subject to redemption in the manner provided herein with respect to the Preferred Stock at the price of One Hundred Seven and 08/100 Dollars ($107.08) per share if redeemed on or before January 1, 1961, of One Hundred Six and 08/100 Dollars ($106.08) per share if redeemed after January 1, 1961, and on or before January 1, 1966, and of One Hundred Four and 58/100 Dollars ($104.58) per share if redeemed after January 1, 1966, in each case plus an amount equivalent to the accumulated and unpaid dividends thereon, if any, to the date fixed for redemption.

     The second series of the Preferred Stock shall:

          (a)  consist of 60,000 shares and be designated  "5.56%
     Preferred Stock";

          (b) have a dividend rate of Five and 56/100 Dollars ($5.56) per share per annum payable quarterly on January 1, April 1, July 1 and October 1 of each year; such dividends shall accumulate on each share from and including April 26, 1967. The first dividend shall be payable on July 1, 1967, and shall be cumulative from and including April 26, 1967; and

          (c) be subject to redemption in the manner provided herein with respect to the Preferred Stock at the price of One Hundred Six and 65/100 Dollars ($106.65) per share if redeemed on or before April 1, 1972, of One Hundred Four and 09/100 Dollars ($104.09) per share if redeemed after April 1, 1972, and on or before April 1, 1977, and of One Hundred Two and 59/100 Dollars ($102.59) per share if redeemed after April 1, 1977, in each case plus an amount equivalent to the accumulated and unpaid dividends thereon, if any, to the date fixed for redemption.

Subject to the foregoing, the distinguishing characteristics of the Preferred Stock shall be:

	(A) Each series of the  Preferred
Stock, pari passu with all shares of preferred stock of any class or series then outstanding, shall be entitled, but only when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, in preference to the Common Stock, to dividends at the rate stated and expressed with respect to such series herein; such dividends to be cumulative from such date and payable on such dates in each year as may be stated and expressed herein, to stockholders of record as of a date not to exceed forty (40) days and not less than ten (10) days preceding the dividend payment dates so fixed.

      (B)  If  and  when all outstanding shares  of  the  4  3/4%
Preferred Stock shall have been redeemed, acquired or otherwise retired, then:

           (1)  If  and  when dividends payable  on  any  of  the
     Preferred  Stock  (which, for the purposes of  this  Section
     (B), shall be deemed to be all outstanding shares of the Preferred Stock of any series, and such other preferred stock of any class or series, ranking prior to or on a parity with the Preferred Stock as to dividends and in liquidation, dissolution, winding up, or distribution, as may be lawfully issued) shall be in default in an amount equal to four (4) full quarterly payments or more per share, and thereafter until all dividends on any of the Preferred Stock in default shall have been paid, the holders of all of the then outstanding Preferred Stock, voting as a class, in contra-distinction to the Common Stock as a class, shall be entitled to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, and the holders of the Common Stock, voting separately as a class, shall be entitled to elect the remaining directors of the Corporation, anything in these Articles of Incorporation to the contrary notwithstanding. The terms of office, as directors. of all persons who may be directors of the Corporation at the time shall terminate upon the election of a majority of the Board of Directors by the holders of the Preferred Stock, except that if the holders of the Common Stock shall not have elected the remaining directors of the Corporation, then, and only in that event, the directors of the Corporation in office just prior to the election of a majority of the Board of Directors by the holders of the
     Preferred Stock shall elect the remaining directors of the Corporation. Thereafter, while such default continues and the majority of the Board of Directors is being elected by the holders of the Preferred Stock, the remaining directors, whether elected by directors, as aforesaid, or whether originally or later elected by holders of the Common Stock, shall continue in office until their successors are elected by holders of the Common Stock and shall qualify.

          (2) If and when all dividends then in default on any of the Preferred Stock then outstanding shall be paid (such dividends to be declared and paid out of any funds legally available therefor as soon as reasonably practicable), the holders of the Preferred Stock shall be divested of any special right with respect to the election of directors, and the voting power of the holders of the Preferred Stock and the holders of the Common Stock shall revert to the status existing before the first dividend payment date on which dividends on any of the Preferred Stock were not paid in full, but always subject to the same provisions for vesting such special rights in the holders of the Preferred Stock in case of further like default or defaults in the payment of dividends thereon as described in the immediately foregoing paragraph. Upon termination of any such special voting right upon payment of all accumulated and unpaid dividends on the Preferred Stock, the terms of office of all persons who may have been elected directors of the Corporation by vote of the holders of the Preferred Stock as a class, pursuant to such special voting right, shall forthwith terminate, and the resulting vacancies shall be filled by the vote of a majority of the remaining directors. In case of any vacancy in the office of a director occurring among the directors elected by the holders of the Preferred Stock voting as a class, the remaining directors elected by the holders of the Preferred Stock, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired term or terms of the director or directors whose place or places shall be vacant. Likewise, in case of any vacancy in the office of a director occurring among the directors not elected by the holders of the Preferred Stock, the remaining directors not elected by the holders of the Preferred Stock, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired term or terms of the director or directors whose place or places shall be vacant.

           (3) Whenever the special voting right shall have accrued to the holders of the Preferred Stock to elect directors, voting as a class, it shall be the duty of the
     President, a Vice-President or the Secretary of the Corporation forthwith to call a meeting, and cause notice thereof to be given to the stockholders, including all of the holders of the then outstanding shares of Preferred Stock, entitled to vote at such meeting, to be held at such time as the Corporation's officers may fix, not less than forty-five (45) nor more than sixty (60) days after the accrual of such right, for the purpose of electing directors. The notice so given shall be mailed to each holder of record of Preferred Stock at his last known address appearing on the books of the Corporation and shall set forth, among other things, (i) that by reason of the fact that dividends payable on Preferred Stock are in default in an amount equal to four (4) full quarterly payments or more per share, the holders of all of the then outstanding Preferred Stock, voting as a class, have the right to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors of the Corporation, (ii) that any holder of the Preferred Stock has the right, at any reasonable time, to inspect and make copies of the list or lists of holders of the Preferred Stock maintained at the principal office of the Corporation or at the office of any Transfer Agent or Agents of the Preferred Stock, and (iii) either the entirety of this paragraph or the substance thereof with respect to the number of shares of the Preferred Stock required to be represented at any meeting. or adjournment thereof, called for the election of directors of the Corporation. At the first meeting of stockholders held for the purpose of electing directors during such time as the holders of the Preferred Stock shall have the special right, voting as a class, to elect directors, the presence in person or by proxy of the holders of a majority of the outstanding Common Stock shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the holders of a majority of all of the outstanding Preferred Stock shall be required to constitute a quorum of such class for the election of directors; provided, however, that in the absence of a quorum of the holders of the Preferred Stock or of the holders of the Common Stock, no election of directors shall be held and the meeting shall be adjourned to the same time the following day; and provided, further, that at such first adjourned meeting, the presence in person or by proxy of the holders of thirty-five per centum (35%) of all of the outstanding Preferred Stock shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the holders of thirty-five per centum (35%) of the outstanding Common Stock shall be required to constitute a quorum of such class for the election of directors, and in the absence of a quorum of the holders of the Preferred Stock or of the holders of the Common Stock no election of directors shall be held and the meeting shall be adjourned to the same time the following day; and provided, further, that at such second adjourned meeting such number of the holders of the Preferred Stock and of the holders of the Common Stock as are present in person or by proxy shall constitute a quorum of their respective classes of stock for the election of directors. If no holders of the Preferred Stock are present at said second adjourned meeting, then the directors of the Corporation then in office shall remain in office until the next Annual Meeting of the Corporation, or special meeting in lieu thereof, and until their successors shall have been elected and shall qualify. No such meeting shall be held on a date within sixty (60) days of the date of the next Annual Meeting of the Corporation or special meeting in lieu thereof. At each Annual Meeting of the Corporation, or special meeting in lieu thereof, held during such time as the holders of all of the then outstanding Preferred Stock, voting as a class, shall have the right to elect a majority of the Board of Directors, the foregoing provisions of this paragraph shall govern each Annual Meeting, or special meeting in lieu thereof, as if said Annual Meeting or special meeting were the first meeting of stockholders held for the purpose of electing directors after the right of the holders of all of the Preferred Stock, voting as a class, to elect a majority of the Board of Directors, should have accrued with the exception, that if at any second adjourned Annual Meeting, or special meeting in lieu thereof, no holders of the outstanding Preferred Stock are present in person or by proxy, all the directors shall be elected by a vote of the holders of a majority of the Common Stock of the Corporation present or represented at the meeting.

      (C) So long as any shares of the Preferred Stock are outstanding, the Corporation shall not, without the consent (given by vote at a meeting called for that purpose) of at least two-thirds of the total number of shares of the Preferred Stock then outstanding, voting as a class:

           (1) create, authorize or issue any new stock which, after issuance, would rank prior to the Preferred Stock as to dividends, in liquidation, dissolution, winding up or distribution, or create, authorize or issue any security convertible into shares of any such stock, except for the purpose of providing funds for the redemption of all of the Preferred Stock then outstanding, such new stock or security not to be issued until such redemption shall have been authorized and notice of such redemption given and the aggregate redemption price deposited as provided in Section
     (G) below; provided, however, that any such new stock or security shall be issued within twelve (12) months after the vote of the Preferred Stock herein provided for authorizing the issuance of such new stock or security; or

            (2) amend, alter or repeal any of the rights, preferences or powers of the holders of the Preferred Stock so as to affect adversely any such rights, preferences or powers; provided, however, that if such amendment, alteration or repeal affects adversely the rights, preferences or Powers of one or more, but not all, series of Preferred Stock at the time outstanding, only the consent of the holders of at least two-thirds of the total number of outstanding shares of all series so affected shall be required; and provided, further, that an amendment to increase or decrease the authorized amount of Preferred Stock, or to create or authorize, or increase or decrease the amount of, any class of stock ranking on a parity with the outstanding shares of the Preferred Stock as to dividends or assets shall not be deemed to affect adversely the rights, preferences or powers of the holders of the Preferred Stock or any series thereof.

      (D) So long as any shares of the Preferred Stock are outstanding, the Corporation shall not, without the consent (given by vote at a meeting called for that purpose) of the holders of a majority of the total number of shares of the Preferred Stock then outstanding voting as a class:

           (1) merge or consolidate with or into any other corporation or corporations or sell or otherwise dispose of all or substantially all of the assets of the Corporation, unless such merger or consolidation or sale or other disposition, or the exchange, issuance or assumption of all securities to be issued or assumed in connection with any such merger or consolidation or sale or other disposition, shall have been ordered, approved or permitted under the Public Utility Holding Company Act of 1935; or

           (2) issue or assume any unsecured notes, debentures or other securities representing unsecured indebtedness for purposes other than (i) the refunding of outstanding unsecured indebtedness theretofore issued or assumed by the Corporation, resulting in equal or longer maturities, or
     (ii)  the  reacquisition, redemption or other retirement  of
     all   outstanding   shares  of  the  Preferred   Stock,   if
     immediately after such issue or assumption, the total principal amount of all unsecured notes, debentures or other securities representing unsecured indebtedness issued or assumed by the Corporation, including unsecured indebtedness then to be issued or assumed (but excluding the principal amount then outstanding of any unsecured notes, debentures or other securities representing unsecured indebtedness having a maturity in excess of ten (10) years and in an amount not exceeding ten per centum (10%) of the aggregate of (a) and (b) of this subsection (2) below) would exceed ten per centum (10%) of the aggregate of (a) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by the Corporation and then to be outstanding, and (b) the capital and surplus of the Corporation as then to be stated on the books of account of the Corporation. When unsecured notes, debentures or other securities representing unsecured debt of a maturity in excess of ten (10) years shall become of a maturity of ten (10) years or less, it shall then be regarded as unsecured debt of a maturity of less than ten
     (10) years and shall be computed with such debt for the purpose of determining the percentage ratio to the sum of
     (a) and (b) above of unsecured debt of a maturity of less than ten (10) years, and when provision shall have been made, whether through a sinking fund or otherwise, for the retirement, prior to their maturity, of unsecured notes, debentures or other securities representing unsecured debt of a maturity in excess of ten (10) years, the amount of any such security so required to be retired in less than ten
     (10) years shall be regarded as unsecured debt of a maturity of less than ten (10) years (and not as unsecured debt of a maturity in excess of ten (10) years) and shall be computed with such debt for the purpose of determining the percentage ratio to the sum of (a) and (b) above of unsecured debt of a maturity of less than ten (10) years; provided, however, that the payment due upon the maturity of unsecured debt having an original single maturity in excess of ten (10) years or the payment due upon the latest maturity of any serial debt which had original maturities in excess of ten
     (10) years shall not, for purposes of this provision, be regarded as unsecured debt of a maturity of less than ten
     (10) years until such payment or payments shall be required to be made within three (3) years; furthermore, when unsecured notes, debentures or other securities representing unsecured debt of a maturity of less than ten (10) years shall exceed ten per centum (10%) of the sum of (a) and (b) above, no additional unsecured notes, debentures or other securities representing unsecured debt shall be issued or assumed (except for the purposes set forth in (i) or (ii) above) until such ratio is reduced to ten per centum (10%) of the sum of (a) and (b) above; or

           (3) issue, sell, or otherwise dispose of any shares of the Preferred Stock, in addition to the 60,000 shares of the Preferred Stock initially authorized, or of any other class of stock ranking on a parity with the Preferred Stock as to dividends or in liquidation, dissolution, winding up or distribution, unless the gross income of the Corporation for a period of twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the issuance, sale or disposition of such stock, determined in accordance with generally accepted accounting practices (but in any event after deducting all taxes and the greater of
     (a) the amount for said period appropriated from income to the property retirement reserve by the Corporation on its books or (b) the largest amount required to be provided therefor by any mortgage indenture of the Corporation) to be available for the payment of interest, shall have been at least one and one-half (1-1/2) times the sum of (i) the annual interest charges on all interest bearing indebtedness of the Corporation and (ii) the annual dividend requirements on all outstanding shares of the Preferred Stock and of all other classes of stock ranking prior to, or on a parity with, the Preferred Stock as to dividends or in liquidation, dissolution, winding up or distribution, including the shares proposed to be issued; provided, that there shall be excluded from the foregoing computation interest charges on all indebtedness and dividends on all shares of the Preferred Stock or on any other class of stock ranking prior to, or on a parity with, the Preferred Stock as to dividends or in liquidation, dissolution, winding up or distribution which are to be retired in connection with the issue of such additional shares; and provided, further, that in any case where such additional shares of the Preferred Stock, or other class of stock ranking on a parity with the Preferred Stock as to dividends or in liquidation, dissolution, winding up or distribution, are to be issued in connection with the acquisition of additional property, the gross income of the property to be so acquired, computed on the same basis as the gross income of the Corporation, may be included on a pro forma basis in making the foregoing computation; or

           (4) issue, sell, or otherwise dispose of any shares of the Preferred Stock, or of any other class of stock ranking on a parity with the Preferred Stock as to dividends or in liquidation, dissolution, winding up or distribution, unless the aggregate of the capital of the Corporation applicable to the Common Stock and the surplus of the Corporation shall be not less than the aggregate amount payable on the involuntary liquidation, dissolution or winding up of the Corporation, in respect of all shares of the Preferred Stock and all shares of any other class of stock, if any, ranking prior thereto, or on a parity therewith, as to dividends or in liquidation, dissolution, winding up or distribution, which will be outstanding after the issue of the shares proposed to be issued; provided, that if, for the purposes of meeting the requirements of this subsection (4), it becomes necessary to take into consideration any earned surplus of the Corporation, the Corporation shall not thereafter pay any dividends on shares of the Common Stock which would result in reducing the Corporation's Common Stock Equity (as in Section (H) hereinafter defined) to an amount less than the aggregate amount payable, on involuntary liquidation, dissolution or winding up of the Corporation, on all shares of the Preferred Stock and of any other class of stock ranking prior to, or on a parity with, the Preferred Stock, as to dividends or other distributions, at the time outstanding.

      (E) Except as herein expressly provided, the holders of the Preferred Stock shall have no power to vote and shall be entitled to no notice of any meeting of the stockholders of the Corporation. As to matters upon which holders of the Preferred Stock are entitled to vote, as herein expressly provided, each holder of such Preferred Stock shall be entitled to one vote, in person or by proxy, for each share of such Preferred Stock standing in his name on the books of the Corporation.

      (F) In the event of any voluntary liquidation, dissolution or winding up of the Corporation, the Preferred Stock, pari passu with all shares ot preferred stock of any other class or series then outstanding shall have a preference over the Common Stock until an amount equal to the then current redemption price, including accumulated and unpaid dividends, if any, shall have been paid. In the event of any involuntary liquidation, dissolution or winding up of the Corporation, which shall include any such liquidation, dissolution or winding up which may arise out of or result from the condemnation or purchase of all or a major portion of the properties of the Corporation, by (i) the United States Government or any authority, agency or instrumentality thereof, (ii) a state of the United States or any political subdivision, authority, agency, or instrumentality thereof or (iii) a district, cooperative or other association or entity not organized for profit, the Preferred Stock, pari passu with all shares of preferred stock of any other class or series then outstanding, shall also have a preference over the Common Stock until the full par value thereof, and an amount equal to the accumulated and unpaid dividends thereon, if any, shall have been paid by dividends or distribution.

     (G) Upon the affirmative vote of a majority of the shares of the issued and outstanding Common Stock at any annual meeting, or any special meeting called for that purpose, the Corporation may at any time redeem all of any series of said Preferred Stock, or may from time to time redeem any part of any series thereof, by paying in cash the redemption price then applicable thereto, plus, in each case, an amount equivalent to the accumulated and unpaid dividends, if any, to the date fixed for redemption. Notice of the intention of the Corporation to redeem all or any part of the Preferred Stock shall be mailed not less than thirty
(30) days nor more than sixty (60) days before the date fixed for redemption to each holder of record of Preferred Stock to be redeemed, at his post office address as shown by the Corporation's records, and not less than thirty (30) days' nor more than sixty (60) days' notice of such redemption may be published in such manner as may be prescribed by resolution of the Board of Directors of the Corporation; and in the event of such publication, no defect in the mailing of such notice shall affect the validity of the proceedings for the redemption of any shares of Preferred Stock so to be redeemed. Contemporaneously with the mailing or the publication of such notice, as aforesaid, or at any time thereafter prior to the date fixed for redemption, the Corporation may deposit the aggregate redemption price (or the portion thereof not already paid in the redemption of such Preferred Stock so to be redeemed) with any bank or trust company in the City of New York, New York, or in the City of New Orleans, Louisiana, named in such notice, payable to the order of the record holders of the Preferred Stock so to be redeemed, as the case may be, on the endorsement and surrender of their certificates, and thereupon said holders shall cease to be stockholders with respect to such shares; and from and after the making of such deposit such holders shall have no interest in or claim against the Corporation with respect to said shares, but shall be entitled only to receive such moneys from said bank or trust company, with interest, if any, allowed by such bank or trust company on such moneys deposited as in this Section (G) provided, on endorsement and surrender of their certificates, as aforesaid. Any moneys so deposited, plus interest thereon, if any, remaining unclaimed at the end of six (6) years from the date fixed for redemption, if thereafter requested by resolution of the Board of Directors, shall be repaid to the Corporation, and in the event of such repayment to the Corporation, such holders of record of the shares so redeemed as shall not have made claim against such moneys prior to such repayment to the Corporation, shall be deemed to be unsecured creditors of the Corporation for an amount, without interest, equivalent to the amount deposited, plus interest thereon, if any, allowed by such bank or trust company, as above stated, for the redemption of such shares and so paid to the Corporation. Shares of the Preferred Stock which have been redeemed shall not be reissued. If less than all of the shares of any series of the Preferred Stock are to be redeemed, the shares thereof to be redeemed shall be selected by lot, in such manner as the Board of Directors of the Corporation shall determine, by an independent bank or trust company selected for that purpose by the Board of Directors of the Corporation. Nothing herein contained shall limit any legal right of the Corporation to purchase or otherwise acquire any shares of the Preferred Stock; provided, however, that, so long as any shares of the Preferred Stock (which term, for purposes of this proviso, shall include the 4 3/4% Preferred Stock) are outstanding, the Corporation shall not (i) make any payment, or set aside funds for payment, into any sinking fund for the purchase or redemption of any shares of the Preferred Stock, or
(ii) redeem, purchase or otherwise acquire less than all of the shares of the Preferred Stock, if, at the time of such payment or setting aside of funds for payment into such sinking fund, or of such redemption, purchase or other acquisition, dividends payable on the Preferred Stock shall be in default in whole or in part, unless prior to or concurrently with such payment or setting aside of funds for payment into such sinking fund, and/or such redemption, purchase or other acquisition, as the case may be, all such defaults shall be cured or unless such payment or setting aside of funds for payment into such sinking fund, and/or such redemption, purchase or other acquisition, as the case may be, shall have been ordered, approved or permitted under the Public Utility Holding Company Act of 1935. Any shares of the Preferred Stock so redeemed, purchased or acquired shall be retired and cancelled.

      (H) For the purposes of this Section (H) and subsection (4) of Section (D) the term "Common Stock Equity" shall mean the aggregate of the par value of, or stated capital represented by, the outstanding shares (other than shares owned by the Corporation) of stock ranking junior to the Preferred Stock as to dividends and assets, of the premium on such junior stock and of the surplus (including earned surplus, capital surplus and surplus invested in plant) of the Corporation, less (1) any amounts recorded on the books of the Corporation for utility plant and other plant in excess of the original cost thereof, (2) unamortized debt discount and expense, capital stock discount and expense and any other intangible items set forth on the asset side of the balance sheet as a result of accounting convention,
(3) the excess, if any, of the aggregate amount payable on involuntary liquidation, dissolution or winding up of the affairs of the Corporation upon all outstanding preferred stock of the Corporation over the aggregate par or stated value thereof and any premiums thereon, and (4) the excess, if any, for the period beginning with January 1, 1955, to the end of a month within ninety (90) days preceding the date as of which Common Stock
Equity is determined, of the cumulative amount computed under requirements contained in the Corporation's mortgage indentures relating to minimum depreciation provisions (this cumulative amount being the aggregate of the largest amounts separately computed for entire periods of differing coexisting mortgage indenture requirements), over the amount appropriated from income to the property retirement reserve by the Corporation on its books during such period, including the final fraction of a year; provided, however, that no deductions shall be required to be made in respect of items referred to in items (1) and (2) of this Section (H) in cases in which such items are being amortized or are provided for, or are being provided for, by reserves. For the purpose of this Section (H): (i) the term "total capitalization" shall mean the sum of the Common Stock Equity, plus item (3) in this Section (H) and the stated capital applicable to, and any premium on, outstanding stock of the Corporation not included in Common Stock Equity, and the principal amount of all outstanding debt of the Corporation maturing more than twelve (12) months after the date of issue thereof; and (ii) the term "dividends on Common Stock" shall embrace dividends on Common Stock (other than dividends payable only in shares of Common Stock), distributions on, and purchase or other acquisitions for value of, any Common Stock of the Corporation or other stock, if any, junior to the Preferred Stock. So long as any shares of the Preferred Stock are outstanding, the Corporation shall not declare or pay any dividends on the Common Stock, except as follows:

           (a) If and so long as the Common Stock Equity at the end of the calendar month immediately preceding the date on which a dividend on Common Stock is declared is, or as a result of such dividend would become, less than twenty per centum (20%) of total capitalization, the Corporation shall not declare such dividends in an amount which, together with all other dividends on Common Stock paid within the year ending with and including the date on which such dividend is payable, exceeds fifty per centum (50%) of the net income of the Corporation available for dividends on the Common Stock for the twelve (12) full calendar months immediately preceding the month in which such dividends are declared, except in an amount not exceeding the aggregate of dividends on Common Stock which under the restrictions set forth above in this subsection (a) could have been, and have not been, declared; and

           (b) If and so long as the Common Stock Equity at the end of the calendar month immediately preceding the date on which a dividend on Common Stock is declared is, or as a result of such dividend would become, less than twenty-five per centum (25%) but not less than twenty per centum (20%) of total capitalization, the Corporation shall not declare dividends on the Common Stock in an amount which, together with all other dividends on Common Stock paid within the year ending with and including the date on which such dividend is payable, exceeds seventy-five per centum (75%) of the net income of the Corporation available for dividends on the Common Stock for the twelve (12) full calendar months immediately preceding the month in which such dividends are declared, except in an amount not exceeding the aggregate of dividends on Common Stock which under the restrictions set forth above in subsection (a) and in this subsection (b) could have been, and have not been, declared; and

          (c) At any time when the Common Stock Equity is twenty-five per centum (25%) or more of total capitalization, the Corporation may not declare dividends on shares of the Common Stock which would reduce the Common Stock Equity below twenty-five per centum (25%) of total capitalization, except to the extent provided in subsections (a) and (b) above.

      At any time when the aggregate of all amounts credited subsequent to January 1, 1955, to the property retirement reserve (accumulated provision for depreciation) account of the Corporation through charges to operating revenue deductions or otherwise on the books of the Corporation shall be less than the amount computed as provided in clause (aa) below, under requirements contained in the Corporation's mortgage indentures, then for the purposes of subsections (a) and (b) above, in determining the net income available for common stock dividends during any twelve (12) month period, the amount to be provided for depreciation in that period shall be (aa) the greater of the cumulative amount appropriated from income to the property retirement reserve (accumulated provision for depreciation) on the books of the Corporation or the cumulative amount computed under requirements contained in the Corporation's mortgage indentures relating to minimum depreciation provisions (the latter cumulative amount being the aggregate of the largest amounts separately computed for entire periods of differing coexisting mortgage indenture requirements) for the period from January 1, 1955, to and including said twelve (12) month period, less (bb) the greater of the cumulative amount appropriated from income to the property retirement reserve (accumulated provision for depreciation) on the books of the Corporation or the cumulative amount computed under requirements contained in the Corporation's mortgage indentures relating to minimum depreciation provisions (the latter cumulative amount being the aggregate of the largest amounts separately computed for entire periods of differing coexisting mortgage indenture requirements) from January 1, 1955, up to but excluding said twelve (12) month period; provided that, in the event any company is merged into the Corporation, the "cumulative amount computed under requirements contained in the Corporation's mortgage indentures relating to minimum depreciation provisions" referred to above shall be computed without regard, for the period prior to the merger, of property acquired in the merger, and the "cumulative amount appropriated from income to the property retirement reserve (accumulated provision for depreciation) on the books of the Corporation" shall be exclusive of amounts provided for such property prior to the merger.

      (I)  Dividends may be paid upon the Common Stock only  when
(i) dividends have been paid or declared and funds set apart for the payment of dividends as aforesaid on the Preferred Stock (which term, for purposes of this Section (I), shall include the 4 3/4% Preferred Stock) from the date(s) after which dividends thereon became cumulative, to the beginning of the period then current, with respect to which such dividends on the Preferred Stock are usually declared, and (ii) all payments have been made or funds have been set aside for payments then or theretofore due under the terms of sinking fund requirements (if any) for the purchase or redemption of shares of the Preferred Stock, but whenever (x) all such dividends upon the Preferred Stock as aforesaid shall have been paid or declared and funds shall have been set apart for the payment thereof upon the Preferred Stock and (y) all payments shall have been made or funds shall have been set aside for all payments then or theretofore due under the terms of sinking fund requirements (if any) for the purchase or redemption of shares of the Preferred Stock, then, subject to the limitations above set forth and subject to the rights of any other class of stock then outstanding, dividends upon the Common Stock may be declared payable then or thereafter, out of any net earnings or surplus of assets over liabilities, including capital, then remaining.

      (J) The Corporation reserves the right, without any vote or consent of the Preferred Stock as a class or of any series of Preferred Stock, to amend these Articles of Incorporation in any or all of the following respects:

          (1) So that the right vested exclusively in the holders of the 4 3/4% Preferred Stock as a class to elect the smallest number of directors, which shall constitute a majority of the authorized number of directors upon default in dividends upon the 4 3/4% Preferred Stock, shall thereafter be shared with the holders of Preferred Stock and any other preferred stock of any class or series, ranking prior to, or on a parity with, the Preferred Stock as to dividends and distributions, all voting as one class, to the same extent and with the same effect as though the 4 3/4% Preferred Stock had been redeemed, acquired or otherwise retired and had been reissued as a series of Preferred Stock;

          (2) So that the 4 3/4% Preferred Stock shall thereafter be a series of 4 3/4% Preferred Stock within the class of Preferred Stock herein authorized, limited in number to the number of shares of 4 3/4% Preferred Stock authorized to be issued prior to such amendment, with the same annual rate of dividend, the same dates on which dividends shall be paid each year, the same date from which dividends shall commence to accumulate, the same amounts payable on redemption and the same amounts payable upon distribution of assets, as were provided with respect to the shares of 4 3/4% Preferred Stock prior to such amendment.

      SIXTH: The corporate power of this Corporation shall be vested in, and exercised by, a Board of Directors to be composed of not less than three (3) nor more than fifteen (15) persons, to be elected annually at a meeting of stockholders to be held on any date selected by the stockholders. The number of persons, within the foregoing limits, to compose the Board of Directors at any given time, shall be fixed by either the stockholders or by the Board of Directors. A majority of the Board of Directors shall constitute a quorum for the transaction of business unless the By-Laws of this Corporation, adopted by the Board of Directors, shall provide for a lesser number.

      Vacancies and newly created Directorships reesulting from any increase on the authorized number of Directors may be filled as provided in the By-Laws.

      A failure to elect directors on the date above specified shall not dissolve the Corporation, nor impair its corporate existence or management, but the directors then in office shall remain in office until their successors shall have been duly elected and qualified.

      Notice of such meeting and of all other stockholders' meetings shall be given in the manner prescribed by law, and, when not so prescribed, then written notice of such meetings shall be addressed to each stockholder entitled to vote at said meeting, at such address as may have been furnished by him for notice hereunder and deposited in the post office, at least fifteen (15) days before the date of said meeting, postage prepaid. No notice need be given to any person whose stock was acquired, or who became a registered owner thereof, on or after the date upon which notice of a meeting of stockholders was mailed or delivered. The By-Laws of the Corporation may provide for any additional form of notice.

      The books for the transfer of the stock may be closed for such periods before and during the payment of dividends and the holding of meetings of stockholders, not to exceed thirty (30) days at any one time, as the Board of Directors may from time to time determine; and the Corporation shall make no transfer of stock on the books during such period.

      The Board of Directors shall elect individuals to occupy offices as provided in the By-Laws. The powers and duties of every officer, agent and employee shall be such as may be conferred upon them by the By-Laws, the Board of Directorsor the Executive Committee, and all officers, agents and employees shall hold office and employment at the pleasure of the Board of Directors.

     In furtherance and not in limitation of the powers conferred by law, either the Board of directors or the stockholders are expressly authorized to make, alter and repeal the By-Laws of the Corporation. The Board of Directors may make and establish, as well as alter and amend, all such rules and regulations, not inconsistent herewith, necessary and proper in its judgment for the conduct and management of the business and affairs and the exercise of the corporate powers of this Corporation, and said Board of Directors shall have full power and authority to borrow money and to execute mortgages and pledges and create liens; to issue bonds, notes and other obligations, and to secure same by mortgage and/or pledge or otherwise, and generally to do any and all things reasonable, convenient or necessary for the proper conduct of the business and affairs of this Corporation; and, in its discretion, the Board of Directors may create and select an Executive Committee to be composed of not less than two (2) of its own members, to which committee the Board of Directors may grant all or any of its powers to be exercised during the interim between meetings of the Board of Directors itself.

      A director of this Corporation shall not be disqualified by his office from dealing or contracting with the Corporation either as vendor, purchaser or otherwise, nor shall any transaction or contract of this Corporation be void or voidable by reason of the fact that any director or any firm of which any director is a member, or any corporation of which any director is a shareholder or director, is in any way interested in such transaction or contract, provided that such transaction or contract is or shall be authorized, ratified or approved either
(1) by vote of a majority of a quorum of the Board of Directors or of the Executive Committee without counting in such majority or quorum any director so interested, or members of a firm so interested, or a shareholder or director of a corporation so interested, or (2) by a vote at a stockholders' meeting of the holders of record of a majority of all the outstanding shares of Common Stock of the Corporation, or by writing or writings signed by a majority of such holders; nor shall any director be liable to account to the Corporation for any profits realized by and from or through any such transaction or contract of this Corporation authorized, ratified or approved, as aforesaid, by reason of the fact that he or any firm of which he is a member, or any corporation of which he is a shareholder or director, was interested in such transaction or contract.

      SEVENTH: Except as hereinbefore in Article FIFTH hereof provided, with respect to certain voting rights conferred upon the preferred stock, the provisions hereof may be modified, changed, altered or amended to the extent and in the manner now or hereafter permitted by law for the amendment of the articles of incorporation or act of incorporation of a corporation, or the capital stock or the number of shares of the capital stock of this Corporation may be increased or decreased, or new classes or series of stock may be created, or the number of shares of any class or series of stock may be changed with the assent of two-thirds (or such smaller number, not less than a majority, as may be permitted by law) of the shares of the outstanding Common Stock of this Corporation expressed, given and obtained at a general meeting of such stockholders convened for such purposes, or any of them, after previous notice of such meeting shall have been given to each Common Stockholder in the manner hereinabove provided, unless other notice for a meeting of such character be prescribed by law, in which event notice shall be given in conformity with law.

      Whenever this Corporation may be dissolved, either by limitation or from any other cause, its affairs shall be liquidated by three (3) commissioners to be elected by the holders of the Common Stock at a meeting convened for said purpose as above provided and after due notice; a majority of said stock represented at such meeting shall be requisite for the election of such commissioners. Such commissioners shall remain in office until the affairs of this Corporation shall have been fully liquidated. In case of the death or resignation of any one or more of said commissioners, the vacancy or vacancies shall be filled by the survivor or survivors. In the event of any disagreement among said commissioners, the action of the majority shall prevail and be binding.

      The provisions of the Business Corporation Law of Louisiana and of all other statutes relating to corporations of the character of this Corporation whether consolidated or otherwise. shall be applicable to this Corporation so far as concerns the rights and powers of this Corporation and its stockholders. Upon the written consent or the vote of the holders of a majority in number of the shares then outstanding and entitled to vote, or, if the consent or vote of the holders of a larger number of shares is required by law, then, upon such larger consent or vote as may be required by law (1) any and every statute of the State of Louisiana hereinafter adopted whereby the rights, powers or privileges of the stockholders of corporations organized under the general laws of said State are increased, diminished or in any way affected, or whereby effect is given to the action taken by any part less than all of the stockholders of any such corporation shall, notwithstanding any provision which may at the time be contained in this agreement of consolidation, apply to this Corporation and shall be binding not only upon this Corporation but upon every stockholder thereof to the same extent as if such statute had been in force at the date of the making and filing of this agreement of consolidation, and/or (2) amendments to this agreement of consolidation authorized at the time of the making of such amendments by the laws of the State of Louisiana, may be made; provided, however, that no such consent or vote shall alter or change the amounts which the holders of outstanding preferred stock are entitled to receive as dividends or in distribution of assets in preference to the holders of the Common Stock, or decrease the price at which preferred stock may be redeemed, all as hereinabove provided, except with the consent of the holders of at least ninety per centum (90%) of the then outstanding preferred stock, which consent may be expressed by each stockholder either in writing or by vote at an annual or special stockholders' meeting.

      EIGHTH: No stockholder shall ever be held liable for the contracts or faults or defaults of this Corporation in any further sum than the unpaid balance of the consideration, if any, due the Corporation on the shares of stock owned by him; nor shall any mere informality in organization or consolidation have the effect of rendering this agreement null, or of exposing a stockholder to any liability beyond the unpaid amount remaining due on his said stock.

      NINTH: The officers of the Corporation shall have and exercise such powers and duties as may be conferred upon them by the Board of Directors or the Executive Committee of the Corporation.

      TENTH: The rights of creditors and all liens upon the property of each of the parties hereto shall be preserved unimpaired and the property and franchises of each of said corporations, parties hereto, shall pass to and vest in the Corporation, subject to all lawful debts, guarantees, liabilities and obligations existing against each of said corporations, except as herein otherwise provided, and all of said debts, liabilities and obligations of the New Orleans Company and/or the Consumers Company and/or the Citizens Company, parties hereto, shall be provided for, paid and discharged by the Corporation, except as herein otherwise provided, and all contracts and agreements existing between each of said corporations, parties hereto, and any other person, firm or corporation shall be carried out and performed by the Corporation.

     All of the rights and obligations of the New Orleans Company arising out of and/or imposed by Ordinance No. 6822 Commission
Council Series of the City of New Orleans, adopted April 18, 1922, and known as the "Settlement Ordinance", and Ordinances Nos. 7067, 7068 and 7069, respectively, Commission Council Series of the City of New Orleans, adopted September 2,1922, supplemental thereto, and/or other ordinances supplemental thereto or amendatory thereof, shall pass to and be assumed by the Corporation, and nothing herein contained shall be construed as changing, affecting or impairing the provisions of said ordinances, as presently existing.

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